UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2013

Cott Corporation

(Exact name of registrant as specified in its charter)

Canada	001-31410	98-0154711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6525 Viscount Road Mississauga, Ontario, Canada	L4V1H6

5519 West Idlewild Avenue Tampa, Florida, United States	33634
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(905) 672-1900
(813) 313-1800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On May 1, 2013, Cott Corporation (the “Company”) issued a press release reporting financial results for the fiscal quarter ended March 30, 2013. A copy of the press release is furnished herewith under the Securities Exchange Act of 1934, as amended, as Exhibit 99.1 to this Form 8-K and is incorporated by reference into this Item 2.02 as if fully set forth herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2013, the shareowners of the Company approved the Amended and Restated Cott Corporation Equity Incentive Plan (the “Equity Incentive Plan”) at the Company’s Annual and Special Meeting of Shareowners (the “Meeting”). Awards under the Equity Incentive Plan may be in the form of incentive stock options, non-qualified stock options, restricted shares, restricted share units, performance shares, performance units, stock appreciation rights, and stock payments to employees, directors and outside consultants. The Equity Incentive Plan is described under the caption “Approval of Amended and Restated Cott Corporation Equity Incentive Plan” beginning on page 66 of our Definitive Proxy Statement on Schedule 14A for the Meeting, filed on March 28, 2013 (the “Proxy Statement”), which description is incorporated herein by reference into this Item 5.02 as if fully set forth herein. The Equity Incentive Plan is filed as Appendix B to the Proxy Statement and is incorporated herein by reference into this Item 5.02 as if fully set forth herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Meeting was held on Tuesday, April 30, 2013. As at the record date of March 15, 2013, 95,371,484 common shares were outstanding and entitled to notice of and to vote at the Meeting.

Election of Directors

At the Meeting, shareowners approved the election of Mark Benadiba, George A. Burnett, Jerry Fowden, David T. Gibbons, Stephen H. Halperin, Betty Jane Hess, Gregory R. Monahan, Mario Pilozzi, Andrew Prozes, Eric S. Rosenfeld and Graham W. Savage to serve for the ensuing year and until their respective successors are elected.

	For	Against	Withhold	Broker non-votes

Mark Benadiba	74,974,983	—	2,977,800	6,097,173

George A. Burnett	75,030,133	—	2,922,650	6,097,173

Jerry Fowden	77,707,006	—	245,778	6,097,172

David T. Gibbons	75,003,475	—	2,949,309	6,097,172

Stephen H. Halperin	42,669,176	—	35,283,607	6,097,173

Betty Jane Hess	75,000,479	—	2,952,305	6,097,172

Gregory R. Monahan	75,015,409	—	2,937,375	6,097,172

Mario Pilozzi	75,028,211	—	2,924,573	6,097,172

Andrew Prozes	75,025,368	—	2,927,416	6,097,172

Eric S. Rosenfeld	60,024,636	—	17,928,147	6,097,173

Graham W. Savage	74,860,715	—	3,092,069	6,097,172

Mr. Halperin is a partner of Goodmans LLP, the Company’s Canadian counsel. Although fees paid by the Company to Goodmans LLP are not financially material to that firm or Mr. Halperin’s compensation, concern has been expressed by certain shareowners with respect to Mr. Halperin’s service on the Corporate Governance Committee in light of this relationship. To address this concern, Mr. Halperin and the Board of Directors have agreed that he will not stand for re-appointment to the Corporate Governance Committee.

Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Certified Public Accounting Firm

At the Meeting, shareowners approved the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered certified public accounting firm for its 2013 fiscal year.

For	Against	Withhold	Broker non-votes

83,592,773	448,187	11,846	—

Advisory Vote on Executive Compensation

At the Meeting, shareowners approved, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including Compensation Discussion and Analysis, compensation tables and narrative discussion.

For	Against	Withhold	Broker non-votes

76,522,583	1,385,920	47,131	6,097,172

Approval of Equity Incentive Plan

At the Meeting, shareowners approved the Equity Incentive Plan.

For	Against	Withhold	Broker non-votes

58,860,121	19,095,513	—	6,097,172

Item 8.01. Other Events

On May 1, 2013, the Company announced that the Board of Directors declared a dividend of CAD$0.06 per common share, payable in cash on June 12, 2013 to shareowners of record at the close of business on May 30, 2013. The Company also announced that the Board of Directors approved the renewal of the share repurchase program. Upon expiration of the Company’s current share repurchase program on May 21, 2013, the program will be renewed for a 12-month period, during which the Company may repurchase up to 5% of its outstanding common shares. A copy of the press release announcing the declaration of the dividend and the renewal of the share repurchase program is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01 as if fully set forth herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Cott Corporation, dated May 1, 2013 (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cott Corporation
(Registrant)

May 1, 2013
	By:	/s/ Marni Morgan Poe
Marni Morgan Poe
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Cott Corporation, dated May 1, 2013 (filed herewith).